                                                                  Exhibit 8(a)


                               CUSTODY AGREEMENT


  THIS AGREEMENT is entered into as of October 18, 1991, between THE PARKSTONE GROUP OF FUNDS (the "Trust"), a Massachusetts business trust, having its principal office and place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229 and THE BANK OF CALIFORNIA, N.A. (the "Bank"), a national banking association organized under the laws of the United States with its principal place of business at 400 California Street, San Francisco, California 94104.

  In consideration of the mutual promises set forth below, the Trust and the Bank agree as follows:

  1. DEFINITIONS. Whenever used in this Agreement or in any Schedules to this Agreement, the words and phrases set forth below shall have the following meanings, unless the context otherwise requires:

   1.1 "AUTHORIZED PERSON" shall be deemed to include the President, and any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust, or any other person, including persons employed by the Trust's investment adviser, whether or not any such person is an officer of the Trust, duly authorized by the Board of Trustees of the Trust to give oral instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Schedule C or such other certification as may be amended or supplemented by the Trust and received by the Bank from time to time.

   1.2 "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

   1.3 "DECLARATION OF TRUST" shall mean the Declaration of Trust of the Trust as now in effect and as the same may be amended from time to time.

   1.4 "DEPOSITORY" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Bank is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in Written Instructions authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

   1.5 "MONEY MARKET SECURITY" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

   1.6 "PROSPECTUS" shall mean the Series' current prospectuses and statements of additional information relating to the registration of the Series' Shares under the Securities Act of 1933, as amended.

   1.7 "SECURITY" or "SECURITIES" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Series, and shall include each Money Market Security.

   1.8 "SHARES" refers to the shares of beneficial interest of a Series of the Trust.

   1.9 "SERIES" refers to the funds of the Trust shown on Schedule A, attached hereto and made a part hereof by this reference, and any such other Series as may from time to time be created and designated in accordance with the provisions of the Declaration of Trust.

   1.10 "TRANSFER AGENT" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

   1.11 "WRITTEN INSTRUCTIONS" shall mean a written or electronic communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

   1.12 The "1940 ACT" refers to the Investment Company Act of 1940, and the rules and regulations thereunder, all as amended from time to time.

  2. APPOINTMENT OF CUSTODIAN.

   2.1 The Trust hereby constitutes and appoints the Bank as custodian of all the Securities and moneys owned by or in the possession of the Trust during the period of this Agreement.

   2.2 The Bank hereby accepts appointment as custodian for the Trust and agrees to perform the duties thereof as hereinafter set forth.

  3. COMPENSATION.

   3.1 The Trust will compensate the Bank for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule attached as Schedule B and made a part of this Agreement by this reference.

   3.2 The parties to this Agreement will agree upon the compensation for acting as Custodian for any Series hereafter established and designated, and at the time that the Bank commences serving as such for said Series, such agreement shall be reflected in a Fee Schedule for the Series, which shall be attached to Schedule B of this Agreement.

   3.3 Any compensation agreed to hereunder may be adjusted from time to time by agreement of the parties and such adjustment shall be reflected in an amendment to Schedule B, provided that any party requesting an adjustment shall provide not less than 90 days advance written notice of such request.

   3.4 The Bank will bill the Trust as soon as practicable after the end of the month, and said billings will be detailed in accordance with the Fee Schedule. The Trust will promptly pay to the Bank the amount of such billing. In the event such bill is not promptly paid, the Bank may charge against any money specifically allocated to the Trust such compensation and any expenses incurred by the Bank in the performance of its duties pursuant to a mutual agreement between the Bank and the Trust. Subject to mutual agreement the Bank shall also be entitled to charge against any money held by it and specifically allocated to the Trust the amount of any loss, damage, liability or expense incurred with respect to such Trust, including counsel fees, for which it shall be entitled to reimbursement under the provision of this Agreement.

  4. CUSTODY OF CASH AND SECURITIES.

   4.1 RECEIPT AND HOLDING OF ASSETS. The Trust will deliver or cause to be delivered to the Bank all Securities and moneys owned by it, including cash received from the issuance of its Shares, at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. The Bank shall physically segregate and keep apart on its books, the assets of each Series, including separate identification of Securities held in the Book-Entry System. The Bank will not be responsible for such Securities and moneys until actually received by it. The Trust shall instruct the Bank from time to time in its sole discretion, by means of Written Instructions as to the manner in which and in what amounts Securities and moneys of a Series are to be deposited on behalf of such Series in the Book-Entry System or the Depository and specifically allocated on the books of the Bank to such Series. Securities and moneys of the Trust deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or representative capacity.

   4.2 ACCOUNTS AND DISBURSEMENTS. The Bank shall establish and maintain a separate account for each Series and shall credit to the separate account of each Series all moneys received by it for the account of such Series and shall disburse the same only:

     4.2.1  In payment for Securities purchased for such Series, as provided in
Section 5 hereof;

     4.2.2 In payment of dividends or distributions with respect to the Shares of such Series;

     4.2.3 In payment of original issue or other taxes with respect to the Shares of such Series;

     4.2.4  In payment for Shares which have been redeemed by such Series; and

     4.2.5 Pursuant to Written Instructions, setting forth the name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

   4.3 CONFIRMATIONS AND STATEMENTS. Promptly after the close of business each day, the Bank shall make available to the Trust information with respect to all transfers to and from the account of a Series during that day. The Bank need not send written confirmation or a summary of all such transfers to or from the account of each Series. Provided, however that upon the written request of the Trust, Bank shall provide within 5 business days of such written request a copy of any confirmations which include transactions of the Trust. Where securities purchased by a Series are in a fungible bulk of Securities registered in the name of the Bank (or its nominee) or shown on the Bank's account on the books of the Depository or the Book-Entry System, the Bank shall by book entry or otherwise identify the quantity of those securities belonging to such Series. At least monthly, the Bank shall furnish the Trust with a detailed statement of the Securities and moneys held for each Series under this Agreement. The Bank shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Series and held by the Bank and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Bank, include certificate numbers in such tabulations.

   4.4 REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Series which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System shall be held by the Bank in that form; all other Securities held for a Series may be registered, in the name of any duly appointed registered nominee of the Bank as the Bank may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees.
When a reference is made in this Agreement to an action to be taken by Bank it is understood by the parties that the action may be taken directly or in the case of book-entry securities, through the appropriate Depository. The Trust agrees to furnish to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series. The Bank (or its authorized sub-custodians) shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate account for such Series in the name of such Series physically segregated at all times from those of any other person or persons.

   4.5 COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Unless otherwise instructed to the contrary by Written Instructions, the Bank shall with respect to all Securities held for a Series in accordance with this
Agreement:

     4.5.1 Collect all income due or payable and credit such income promptly on contractual settlement date, whether or not actually received, to the account of the appropriate Series, except for income from foreign issues. Income which has not been collected after reasonable effort, within a time agreed upon between the parties, shall be repaid to the Bank pending final collection at such date as may be mutually agreed upon by the Trust and the Bank;

     4.5.2 Present for payment and collect in a timely manner the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. bank shall make a good faith effort to inform Trust of any call, redemption or retirement date with respect to Securities which are owned by a Series and held by the Bank or its nominee. Notwithstanding the foregoing, the Bank shall have no responsibility to the Trust or a series for monitoring or ascertaining of any call, redemption or retirement date with respect to Securities which are owned by a Series and held by Bank or its nominee. Nor with respect to any put bond shall the Bank have any responsibility or liability to the Trust or to a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Bank received timely general notification, which shall not be less than 5 business days, from the Trust or the Series specifying the time, place and manner for the presentment of any put bond owned by a Series and held by the Bank or its nominee. The Bank shall not be responsible and assumes no liability to the Trust or a Series for the accuracy or completeness of any notification the Bank shall provide to the Trust or a Series with respect to put securities;

     4.5.3 Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect;

     4.5.4 Hold for the account of each Series all rights and Securities issued with respect to any Securities held by the Bank hereunder for such Series; and

     4.5.5 With respect to all Securities (except foreign securities) the Bank will pay to the Trust for the benefit of the Series, all interest and dividend income which is due and payable but unpaid on the contractual settlement or payment dates, subject to reimbursement from the Trust in each case at such a later date as may be agreed upon by the Trust and the Bank.

   4.6 DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of Written Instructions, the Bank shall:

     4.6.1 Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorization, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

     4.6.2 Deliver or cause to be delivered any Securities held for a Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     4.6.3 Deliver or cause to be delivered any Securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate (bookkeeping) account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued so as to evidence such delivery;

     4.6.4 Make or cause to be made such transfers or exchanges of the assets and take such steps as shall be stated in said Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

     4.6.5 Deliver Securities owned by any Series upon sale of such Securities for the account of such Series pursuant to Section 5;

     4.6.6 Deliver Securities owned by any Series upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Trust for the benefit of such Series;

     4.6.7 Deliver Securities owned by any Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Bank;

     4.6.8 Deliver Securities owned by any Series in connection with any loans of Securities made by such Series but only against receipt of adequate collateral as agreed upon from time to time by the Bank and the Trust which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;

     4.6.9 Deliver Securities owned by any Series for delivery as security in connection with any borrowings by such Series requiring a pledge of Series assets, but only against receipt of amount borrowed;

     4.6.10 Deliver Securities owned by any Series upon receipt of instructions from such Series for delivery to the Transfer Agent or to the holders of Shares of such Series in connection with distributions in kind, as may be described from time to time in the Series' Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

     4.6.11 Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary or Assistant Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose of which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

   4.7 ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of a Series.

  5. PURCHASE AND SALE OF INVESTMENTS OF THE SERIES.

   5.1 Promptly after each purchase of Securities for a Series, the Trust shall deliver to the Bank Written Instructions specifying with respect to each purchase: (1) the name of the Series to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Bank shall receive all Securities purchased by or for a Series and upon receipt of such Securities shall pay out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written Instructions.

   5.2 Promptly after each sale of Securities of a Series, the Trust shall deliver to the Bank Written Instructions specifying with respect to such sale:
(1) the name of the Series to which the Securities were sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Series upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Bank shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written Instructions. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.


  6. PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

   6.1 The Trust shall furnish to the Bank the resolution of the Board of Trustees of the Trust certified by the Secretary or Assistant Secretary (i) authorizing the declaration of dividends or distribution with respect to a Series on a specified periodic basis and authorizing the Bank to rely on Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of such shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable per Share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Series, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

   6.2 Upon the payment date specified in such resolution or Written Instructions the Bank shall pay out the moneys specifically allocated to and held for the account of the appropriate Series the total amount payable to the Transfer Agent of the Trust.

  7. SALE AND REDEMPTION OF SHARES OF A SERIES.

   7.1 Whenever the Fund shall sell or redeem any Shares of a Series, the Fund shall deliver or cause to be delivered to the Bank Written Instructions duly specifying:

     7.1.1  The name of the Series whose Shares were sold or redeemed;

     7.1.2  The number of Shares sold or redeemed, trade date, and price; and

     7.1.3 The amount of money to be received or paid by the Bank for the sale or redemption of such Shares.

   7.2 Upon receipt of such money from the Transfer Agent, the Bank shall credit such money to the separate account of the Series.

   7.3 Upon issuance of any Shares of a Series in accordance with the foregoing provisions of this Section 7, the Bank shall pay, out of the moneys specifically allocated and held for the account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

   7.4 Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Bank shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Series.

  8. INDEBTEDNESS.

   8.1 The Trust will cause to be delivered to the Bank by any bank (excluding the Bank) from which the Trust borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Bank Written Instructions stating with respect to each such borrowing: (1) the name of the Series for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Trust for the separate account of the Series on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Bank is to deliver such collateral through the Book-Entry System or the Depository; and
(9) a statement that such loan is in conformance with the 1940 Act and the Series' Prospectus.

   8.2 Upon receipt of the Written Instructions referred to above, the Bank shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Bank may, at the option of the lending bank keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note, loan agreement or security agreement. The Bank shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Series as may be specified in Written Instructions to collateralize further any transaction described in this
Section 8. The Trust shall cause all Securities released from collateral status to be returned directly to the Bank, and the Bank shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instructions all of the information required by this Section 8, the Bank shall not be under any obligation to deliver any Securities. Collateral returned to the Bank shall be held hereunder as it was prior to being used as collateral.

  9. PERSONS HAVING ACCESS TO ASSETS OF THE SERIES.

   9.1 No Trustee, officer, employee or agent of the Trust, and no officer, director, employee or agent of the Trust's investment adviser, shall have physical access to the assets of the Trust held by the Bank or be authorized or permitted personally to withdraw any investments of the Trust, nor shall the Bank deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Bank who holds any similar position with the Trust or the Trust's investment adviser shall have access to the assets of the Trust.

   9.2 The individual employees of the Bank initially duly authorized by the Board of Directors of the Bank to have access to the assets of the Trust are listed on Schedule C which is attached and made a part of this Agreement by this reference. The Bank shall advise the Trust of any change in the individuals authorized to have access to the assets of the Trust by written notice to the Trust.

   9.3 Nothing in this Section 9 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of the Trust's investment adviser, from giving Written Instructions to the Bank so long as it does not result in delivery of or access to assets of the Trust prohibited by this Section 9.

  10.  CONCERNING THE BANK.

   10.1 STANDARD OF CONDUCT. The Bank shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and reasonably believed by it to be valid or genuine and shall be held harmless in acting upon proper instructions, resolutions, any notice, request, consent, certificate or other instrument reasonably believed it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Trust. The Bank may receive and accept a resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Bank of written notice from the Secretary or an Assistant Secretary to the contrary.

   The Bank shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Provided, however, that if such reliance involves a potential material loss to the Trust, the Bank shall advise the Trust of any such actions to be taken in accordance with such advice of counsel to the Bank.

   The Bank shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or willful misconduct or failures to act by the Bank and its agents or Employees. Bank shall have no responsibility for reviewing or questioning the acts or records of any prior custodian. The Trust shall indemnify the Bank and hold it harmless from and against all losses, liabilities, demands, claims, actions, expenses, attorneys' fees, and taxes with respect to each Series which the Bank may suffer or incur on account of being custodian hereunder except to the extent that such losses, liabilities, demands, claims, actions, expenses, attorneys fees or taxes arise from the Bank's own negligence or bad faith. In addition to the foregoing the Bank shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Bank or any of its employees or agents.

   If a Series requires the Bank to take any action with respect to Securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to such Series being liable for the payment of money or incurring liability of some other form, such Series, as a prerequisite to requiring the Bank to take such action, shall, prior to the Bank taking such action, provide indemnity in writing to the Bank in an amount and form satisfactory to it.

   10.2 LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Bank shall be under no duty or obligation to inquire into and shall not be liable for:

     10.2.1 The validity of the issue of any Securities purchased by any Series, the legality of the purchase thereof, the permissibility of the purchase thereof under the Trust's governing documents, or the propriety of the amount paid therefor:

     10.2.2 The legality of the sale of any Securities by any Series, the permissibility of such sale under the Trust's governing documents, or the propriety of the amount for which the same are sold:

     10.2.3 The legality of the issue or the sale of any Shares, or the sufficiency of the amount to be received therefor;

     10.2.4 The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

     10.2.5 The legality of the declaration or payment of any dividend or other distribution of any Series; and

     10.2.6 The legality of any borrowing for temporary or emergency administrative purposes.

   10.3  NO LIABILITY UNTIL RECEIPT.  Except as set forth in section 4.5.1 and
4.5.5 hereof the Bank shall not be liable for, or considered to be the custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Bank actually receives and collects such money directly or by the final crediting of the account representing the Trust's interest in the Book-Entry System or the Depository.

   10.4 COLLECTION WHERE PAYMENT REFUSED. The Bank shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action. Notwithstanding the foregoing, the Bank will use reasonable efforts to collect at the Bank's expense all income and dividends from all Securities.

   10.5 APPOINTMENT OF AGENTS AND SUB-CUSTODIANS. The Bank may upon proper authorization from the Trust appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in Written Instructions. The Bank shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Trust by any Foreign Sub-Custodians.

   10.6 NO DUTY TO ASCERTAIN; AUTHORITY. The Bank shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Series are such as may properly be held by the Series and specifically allocated to such Series under the provisions of the Declaration of Trust and the Series' Prospectus.

   10.7 RELIANCE ON CERTIFICATES AND INSTRUCTIONS. The Bank shall be entitled to rely upon any Written Instructions or oral instructions actually received by the Bank pursuant to the applicable Sections of this Agreement and reasonably believed by the Bank to be genuine and to be given by an Authorized Person.
The Trust agrees to forward to the Bank Written Instructions from an Authorized Person confirming such oral instructions in such manner so that such Written Instructions are received by the Bank, whether by hand delivery, telex, or otherwise, by the close of business on the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming instructions are not received by the Bank shall in no way affect the validity for the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Bank shall incur no liability to the Trust in acting upon oral instructions given to the Bank hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

   10.8 INSPECTION OF BOOKS AND RECORDS. The books and records of the Bank regarding the Trust shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by employees of the Securities and Exchange Commission. The Bank shall provide the Trust, upon request, with any report obtained by the Bank on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time. Provided, however, that in the event that the Trust shall require a report of internal accounting control produced by the auditors of the Series rather than of the Bank, then such report shall be prepared at the expense of the Series, and the Series agrees to pay for the time expended by Bank on such audit and report at the hourly rate set forth on the Fee agreement.

   10.9 RECORDS. The Bank shall with respect to each Series create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be the property of the Trust.

   10.10 OPINION OF TRUST'S INDEPENDENT ACCOUNTANT. The Bank shall take all reasonable actions, as the Trust on behalf of each applicable Series may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

  11.  TERM AND TERMINATION.

   11.1 This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

   11.2 Either of the parties hereto may terminate this Agreement with respect to any or all Series by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall designate a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Bank, the Trust shall, on or before the termination date, deliver to the Bank, Written Instructions designating a successor Custodian or Custodians. In the absence of such designation by the Trust, the Bank may designate a successor Custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor Custodian for any Series, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Trust) and moneys then owned by such Series, be deemed to be its own Custodian and the Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry system which cannot be delivered to the Trust.

   11.3 Upon the date set forth in such notice under paragraph 11.2 of this Section, this Agreement shall terminate tot he extend specified in such notice, and the Bank shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and moneys then held by the Bank and specifically allocated to the Series or Series specified, after deducting all fees, expenses and other amounts mutually agreed to prior to termination by the Bank and the Trust for the payment or reimbursement of which it shall then be entitled with respect to such Series or Series.

  12.  ADDITIONAL SERVICES BY BANK.

   12.1 If allowed by the Prospectus, the Trust's investment adviser may direct that the assets of any Series be invested in deposits in Bank or its affiliates bearing a reasonable rate of interest.

   12.2 OTHER BANK SERVICES. Any Authorized Person may direct Bank to utilize other services or facilities provided by BanCal Tri-State Corp. ("BanCal"), its subsidiaries or affiliates including Bank. Such services shall include, but not be limited to (1) the placing of orders for the purchase, sale exchange, investment or reinvestment of securities through any brokerage service conducted by, or (2) the purchase of units of any investment company managed or advised by Bank, BanCal, or their subsidiaries or affiliates and/or for which Bank, BanCal, or their subsidiaries or affiliates act as custodian or provide investment advice or other services for a fee, including, without limitation, The HighMark Group of Funds. Trust hereby acknowledges that Bank, BanCal or their subsidiaries or affiliates will receive fees for such services in addition to the fees payable under this Agreement. Fee Schedules for such additional directed services shall be delivered to the Authorized Person before provision of such services.

  13.  MISCELLANEOUS.

   13.1 Annexed hereto as Schedule C is a certification signed by an authorized officer of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon oral instructions or Written Instructions of the Authorized Persons as set forth in the last delivered certification.

   13.2 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its offices at:

             The Bank of California, N.A.
             Mutual Fund Services Dept., Trust Group
             475 Sansome Street, 11th Floor
             San Francisco, California  94111

or such other place as the Bank may from time to time designate in writing.

  13.3 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at The Parkstone Group of Funds, c/o The Winsbury Company, 1900 East Dublin-Granville Road, Columbus, Ohio 43229 or at such other place as the Trust may from time to time designate in writing.

  13.4 This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

  13.5 This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Bank, or by the Bank without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

  13.6 This Agreement shall be construed in accordance with the laws of the State of California.

  13.7 The names The Parkstone Group of Funds and Trustees of The Parkstone Group of Funds refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated march 25, 1987, to which reference is hereby made and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust, and to any and all amendments thereto so filed or hereafter filed. The obligations of The Parkstone Group of Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Series of the Trust must look solely to the assets of the Trust belonging to such Series for the enforcement of any claims against the Trust.

  13.8 The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

  13.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                  THE PARKSTONE GROUP OF FUNDS


                                  By: /s/ WILLIAM J. TOMKO
                                      -----------------------------------
                                  Date: 10/7/91
                                        ---------------------------------

                                  THE BANK OF CALIFORNIA, N.A.


                                  By: /s/ MARY FOWLER
                                      -----------------------------------
                                          Mary Fowler, Vice President

                                  Date: 9/30/91
                                        ---------------------------------

                               SCHEDULE A - FUNDS


o  Parkstone Prime Obligations Fund
o  Parkstone U.S. Government Obligations Fund
o  Parkstone Tax Free Fund
o  Parkstone Equity Fund
o  Parkstone High Income Equity Fund
o  Parkstone Small Capitalization Fund
o  Parkstone Bond Fund
o  Parkstone Municipal Bond Fund
o  Parkstone Limited Maturity Bond Fund
o  Parkstone Intermediate Government Obligations Fund
o  Parkstone Michigan Municipal Bond Fund

                            THE PARKSTONE GROUP OF FUNDS


                            By: /s/ WILLIAM J. TOMKO
                                -------------------------------------
                                    William J. Tomko

                            Date: 10/7/91
                                  -----------------------------------



                            THE BANK OF CALIFORNIA, N.A.


                            By: /s/ MARY FOWLER
                                -------------------------------------
                                    Mary Fowler, Vice President

                            Date: 10/1/91
                                  -----------------------------------

                                   SCHEDULE B

                              MUTUAL FUND SERVICES
                                SCHEDULE OF FEES

                                    CUSTODY

A. With respect to the Prime Obligations, U.S. Government Obligations, Tax-Free, Equity, High Income Equity, Small Capitalization, Bond, Municipal Bond, Limited maturity Bond, Intermediate Government Obligations and Municipal Bond funds, The Bank of California agrees to perform all its obligations under the attached Custody Agreement for a flat fee of $325,000 for the first year.

B. With respect to the Balanced Fund and the U.S. Government Income Fund, The Bank of California agrees to perform all its obligations under the attached Custody Agreement for the first year for an annual administration fee of $1,000, plus itemized fees for each of the following transactions, subject to a $2,500 minimum:

   ITEMIZED FEES

   Transaction Fee(1)        $18 Depository Eligible
                             $40 Depository Ineligible

   Annual Holding Fee        $25 Depository Eligible
                             $40 Depository Ineligible

   Disbursements             $ 3 Scheduled Disbursements in excess of 3
                             per quarter
                             $10 Non-Scheduled (Personal)
                             $15 Non-Scheduled (EBT & IRA)
                             $15 All Domestic Wires

   Termination Fees          $200


C. Any changes in its annual fees after the first year shall be based upon the mutual agreement of the parties hereto, in accordance with an amendment to this Schedule B.

THE BANK OF CALIFORNIA, N.A.               THE PARKSTONE GROUP OF FUNDS


By: /s/ MARY FOWLER                        By: /s/ WILLIAM J. TOMKO
    -------------------------------            --------------------------------
        Mary Fowler, Vice President                William J. Tomko

Date:  October 27, 1992


____________________

     (1) A transaction is defined as any activity affecting assets, such as purchase, sale, tender offer, stock dividend, free deliveries, maturity, exchange, redemption, etc. Fees for foreign securities, foreign exchange transactions, international wires and nonstandard service are quoted separately.

                                   SCHEDULE C

                               AUTHORIZED PERSONS

Part I - Access Persons of Bank

         Karen Kawatomari            Edward Brands
         Vida Liaukus                Mary Fowler

Part II - Authorized Persons of the Trust

In addition to the Trust's President and Treasurer, only any one of the following individuals is authorized to give oral instructions and Written Instructions, provided that instructions given in connection with the issuance of checks and other drafts in payment of the Trust's operating expenses must not be given except upon prior Written Instructions of at least two officers of the Trust and provided further that no person shall be authorized or permitted to withdraw Trust investments or assets upon his or their mere receipt:

         G. Ronald Henderson         Roy E. Rogers
         Kenneth B. Quintens         Cynthia L. Lindsey
         J. David Huber              Charles Booth
         Stephen G. Mintos           Scott A. Englehart
         William J. Tomko            Melanie L. Nicholson
         Lora L. Oberlander          Janna Bugliosi

Notwithstanding the foregoing, in addition to the Trust's President and Treasurer, only any one of the following employees of the Trust's investment adviser is authorized to give oral instructions and Written Instructions in connection with the purchase and sale of portfolio securities with respect to the Trust; provided that no one or more persons shall be authorized or permitted to withdraw Trust investments or assets upon his or their mere receipt:

         Victor J. Melone            Roger H. Stemper
         Mark E. Kummerer            Todd C. Bell
         Laura A. Wiley              Steve Wisneski
         Maureen T. Meert            Nancy Lacko
         Greg Frost                  Kathleen A. Bramlage
         Richard Wolfe               Richard L. Sutterfiled
         Bruce Bartlett


                                THE PARKSTONE GROUP OF FUNDS


                                By: /s/ WILLIAM J. TOMKO
                                    ------------------------------------
                                         William J. Tomko

                                Date: 10/7/91
                                      ----------------------------------


                                THE BANK OF CALIFORNIA, N.A.


                                By: /s/ MARY FOWLER
                                    ------------------------------------
                                        Mary Fowler, Vice President

                                Date: 10/1/91
                                      ---------------------------------